As filed with the Securities and Exchange Commission on December 17, 2009
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
under
the Securities Act of 1933

Santarus, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	33-0734433

(State of incorporation)	(I.R.S. Employer Identification No.)
3721 Valley Centre Drive, Suite 400
San Diego, California 92130
(Address, including zip code, of principal executive offices)

SANTARUS, INC. AMENDED AND RESTATED 2004 EQUITY INCENTIVE AWARD PLAN, AS AMENDED
SANTARUS, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)

Gerald T. Proehl
President and Chief Executive Officer
Santarus, Inc.
3721 Valley Centre Drive, Suite 400
San Diego, California 92130
(858) 314-5700
(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Scott N. Wolfe, Esq.
Faye H. Russell, Esq.
Cheston J. Larson, Esq.
Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, CA 92130
(858) 523-5400

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

			Proposed		Proposed
			Maximum		Maximum
Title	Amount		Offering		Aggregate	Amount of
of Securities to	to be		Price		Offering	Registration
be Registered	Registered(1)		Per Share		Price	Fee
Common Stock, par value $0.0001 per share(2)	2,500,000	(3)	$4.69	(4)	$11,725,000	$654.26
Common Stock, par value $0.0001 per share(2)	500,000	(5)	$4.69	(4)	$2,345,000	$130.85
Total	3,000,000		—		$14,070,000	$785.11

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share of Santarus, Inc. (“Common Stock”) which become issuable under the Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan, as amended (the “2004 Plan”) and the Santarus, Inc. Amended and Restated Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)	Each share of Common Stock includes a right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.0001 per share.

(3)	Represents 2,500,000 additional shares of Common Stock available for issuance under the 2004 Plan.

(4)	This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is based on the average ($4.69) of the high ($4.79) and low ($4.59) prices for the Common Stock reported by the Nasdaq Global Market on December 15, 2009.

(5)	Represents 500,000 additional shares of Common Stock available for issuance under the ESPP.

REGISTRATION OF ADDITIONAL SECURITIES
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EX-5.1
EX-23.1

REGISTRATION OF ADDITIONAL SECURITIES
     Santarus, Inc. (the “Company”) has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register (1) 2,500,000 additional shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issuable pursuant to the Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan, as amended (the “2004 Plan”), and (2) 500,000 additional shares of the Common Stock issuable pursuant to the Santarus, Inc. Amended and Restated Employee Stock Purchase Plan (the “ESPP”). Both the 2004 Plan and the ESPP, including the shares available for issuance under the plans, have been previously approved by the Company’s stockholders.
     7,148,539 shares of Common Stock under the 2004 Plan were previously registered on a Registration Statement on Form S-8 (File No. 333-114134) filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2004 and subsequently amended on May 14, 2004 and August 13, 2004 (the “Initial Registration Statement”). An additional 3,539,777 shares of Common Stock under the 2004 Plan were previously registered on a Registration Statement on Form S-8 (File No. 333-139574) filed with the SEC on December 21, 2006 (the “Second Registration Statement”). An additional 2,500,000 shares of Common Stock under the 2004 Plan were previously registered on a Registration Statement on Form S-8 (File No. 333-148141) on December 18, 2007 (the “Third Registration Statement”). An additional 2,500,000 shares of Common Stock under the 2004 Plan were previously registered on a Registration Statement on Form S-8 (File No. 333-156278) on December 18, 2008 (the “Fourth Registration Statement”).
     1,000,000 shares of Common Stock under the ESPP were previously registered on the Initial Registration Statement. An additional 707,954 shares of Common Stock under the ESPP were previously registered on the Second Registration Statement. An additional 500,000 shares of Common Stock under the ESPP were previously registered on the Third Registration Statement. An additional 500,000 shares of Common Stock under the ESPP were previously registered on the Fourth Registration Statement.
     In accordance with General Instruction E to Form S-8, the contents of the Initial Registration Statement, the Second Registration Statement, the Third Registration Statement and the Fourth Registration Statement are hereby incorporated by reference.
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the SEC by the Company are incorporated by reference in this Registration Statement:
(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on March 6, 2009;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the Securities and Exchange Commission on May 7, 2009;

(c)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the Securities and Exchange Commission on August 4, 2009;

(d)	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed with the Securities and Exchange Commission on November 5, 2009;

(e)	The Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 13, 2009, January 30, 2009, February 24, 2009, April 6, 2009, July 17, 2009, October 13, 2009, November 10, 2009, November 30, 2009, December 2, 2009 and December 7, 2009;

(f)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A initially filed under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 24, 2004, including any subsequent amendment or report filed for the purpose of amending such description; and

(g)	The description of the Company’s purchase rights for Series A Junior Participating Preferred Stock, par value $0.0001 per share, contained in the Company’s Registration Statement on Form 8-A initially filed under Section 12(g) of the Exchange Act on November 17, 2004, including any subsequent amendment or report filed for the purpose of amending such description.
     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
     Under no circumstances will any information filed under Items 2.02 or 7.01 of Form 8-K be deemed incorporated by reference, unless such Form 8-K expressly provides to the contrary.
Item 8. Exhibits.
     The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit No.	Document
4.1(1)	Form of Common Stock Certificate

4.2(2)	Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan

4.3(3)	Amendment No. 1 to the Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan

4.4(4)	Amendment No. 2 to the Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan

4.5(5)	Santarus, Inc. Amended and Restated Employee Stock Purchase Plan

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Independent Registered Public Accounting Firm

Exhibit No.	Document

23.2*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney (included in the signature page of this Registration Statement)

*	Filed herewith.

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on November 17, 2004.

(2)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the SEC on August 13, 2004.

(3)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 7, 2006.

(4)	Incorporated by reference to the Company’s Registration Statement on Form S-8 (File No. 333-139574), filed with the SEC on December 21, 2006.

(5)	Incorporated by reference to the Company’s Registration Statement on Form S-8 (File No. 333-148141), filed with the SEC on December 18, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 17th day of December 2009.

SANTARUS, INC.
By:	/s/ Gerald T. Proehl
Gerald T. Proehl
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Gerald T. Proehl and Debra P. Crawford his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments) and any abbreviated registration statements related thereto pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerald T. Proehl Gerald T. Proehl	President, Chief Executive Officer and Director (Principal Executive Officer)	December 17, 2009
/s/ Debra P. Crawford Debra P. Crawford	Senior Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	December 17, 2009
/s/ David F. Hale David F. Hale	Director (Chairman of the Board)	December 17, 2009

Signature	Title	Date
/s/ Daniel D. Burgess Daniel D. Burgess	Director	December 17, 2009
/s/ Michael G. Carter Michael G. Carter, M.B., Ch.B., F.R.C.P. (U.K.)	Director	December 17, 2009
/s/ Michael E. Herman Michael E. Herman	Director	December 17, 2009
/s/ Ted W. Love Ted W. Love, M.D.	Director	December 17, 2009
/s/ Kent Snyder Kent Snyder	Director	December 17, 2009

INDEX TO EXHIBITS

Exhibit No.	Document
4.1(1)	Form of Common Stock Certificate

4.2(2)	Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan

4.3(3)	Amendment No. 1 to the Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan

4.4(4)	Amendment No. 2 to the Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan

4.5(5)	Santarus, Inc. Amended and Restated Employee Stock Purchase Plan

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney (included in the signature page of this Registration Statement)

*	Filed herewith.

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on November 17, 2004.

(2)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the SEC on August 13, 2004.

(3)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 7, 2006.

(4)	Incorporated by reference to the Company’s Registration Statement on Form S-8 (File No. 333-139574), filed with the SEC on December 21, 2006.

(5)	Incorporated by reference to the Company’s Registration Statement on Form S-8 (File No. 333-148141), filed with the SEC on December 18, 2007.